Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Lions Gate Entertainment Corp. of our reports dated May 30, 2012 with respect to the consolidated financial statements, schedule, and effectiveness of internal control over financial reporting of Lions Gate Entertainment Corp., our report dated May 30, 2012 with respect to the consolidated financial statements of TV Guide Entertainment Group, LLC as of and for the years ended March 31, 2012 and 2011, and of our report dated May 31, 2011 with respect to the consolidated financial statements of TV Guide Entertainment Group, LLC as of and for the years ended March 31, 2011 and 2010, included in Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the year ended March 31, 2012:

Form S-3                 Form S-8

No. 333-181371                No. 333-146296
No. 333-176656                No. 333-146251
No. 333-164960                No. 333-145068
No. 333-144231                No. 333-122275
No. 333-131975                No. 333-111022
No. 333-123652                No. 333-107266
No. 333-122580

/s/Ernst & Young LLP

Los Angeles, California
May 30, 2012